Exhibit 10.3

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Amendment n°3 to License Agreement

This amendment n°3 (this “Amendment”) is entered into as of February 24, 2021 (the “Amendment 3 Effective Date”), by and between Puma Biotechnology, Inc., a corporation organized and existing under the laws of the State of Delaware (“Licensor”), and Pierre Fabre Medicament SAS, a corporation organized and existing under the laws of France (“Licensee”) (together with Puma, the “Parties” and each individually a “Party”), and amends the License Agreement, dated as of March 29, 2019, as amended, September 17, 2019 and November 21, 2019, respectively (the “Agreement”), by and between Licensor and Licensee.  Capitalized terms used but not defined herein have the respective meanings assigned to them in the Agreement.

Recitals

Whereas, Licensor and Licensee are parties to the Agreement pursuant to which Licensor granted to Licensee certain rights and licenses under intellectual property rights owned or controlled by Licensor to Develop and Commercialize the Product (each, as defined in the Agreement) subject to the terms and conditions set forth in the Agreement;

Whereas, Licensor and CANbridgepharma Limited, a corporation organized and existing under the laws of Hong Kong, entered into that certain Collaboration and License Agreement, dated as of January 30, 2018 (the “CANbridge License Agreement”), pursuant to which Licensor granted to CANbridgepharma Limited certain rights and licenses to neratinib in mainland China, Hong Kong, Macao and Taiwan;

Whereas, CANbridgepharma Limited assigned its interests under the CANbridge License Agreement to its affiliate, CANbridge Biomed Limited, a corporation organized and existing under the laws of Hong Kong (“CANbridge”);

Whereas, CANbridge and Licensor also entered into other related agreements in connection with the CANbridge License Agreement, including a supply agreement dated August 22, 2019, its corresponding quality and technical agreement dated November 11, 2019, and a safety data exchange agreement dated December 9, 2019 (collectively, and together with the CANbridge License Agreement, the “CANbridge Agreements”);

Whereas, as of the Amendment 3 Effective Date, Licensor and CANbridge are entering into that certain settlement agreement (“CANbridge Settlement Agreement”), pursuant to which Licensor and CANbridge are settling certain claims and counterclaims described therein related to the CANbridge License Agreement;

Whereas, as of the Amendment 3 Effective Date, and pursuant to that certain termination agreement (the “Termination Agreement”) between Licensor and CANbridge, Licensor and CANbridge terminated all of the CANbridge Agreements;

Whereas, Licensee wants to obtain from Licensor certain rights and licenses under intellectual property rights owned or controlled by Licensor to develop and commercialize neratinib in mainland China, Hong Kong, Macao and Taiwan;

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Whereas, effective on the Amendment 3 Effective Date, CANbridge and Licensee are entering into certain agreements pursuant to which CANbridge will provide services to Licensee to implement a smooth and efficient transition from CANbridge to Licensee of the ongoing activities with respect to the Product in the China Territory, pursuant to the terms of a transition services agreement (“TSA”), a distribution agreement (“CANbridge Agreement”) and the quality agreement and the safety data exchange agreement contemplated therein (collectively, the “Ancillary Agreements”); and

Whereas, Licensor and Licensee wish to amend the Agreement through this Amendment to include mainland China, Hong Kong, Macao and Taiwan in the Licensee Territory (as defined in the Agreement), on the terms and conditions set forth in this Amendment.

Now Therefore, the Parties agree as follows:

1.	Definitions

The Parties mutually agree to amend the Agreement as follows, effective as of the Amendment 3 Effective Date:

1.1	The following Articles are hereby added to Article 1:

“1.95“Amendment 3 Effective Date” shall mean February 24, 2021.”

“1.96“Anti-Corruption Laws” shall mean (a) the U.S. Foreign Corrupt Practices Act of 1977 (the “FCPA”), the U.K. Bribery Act 2010, (b) the criminal code of each China Region in the China Territory, (c) the domestic laws of the China Territory and (d) any other similar antibribery or anticorruption Laws in the applicable Licensee Territory.”

“1.97.“China Regions” shall mean each of mainland China, Hong Kong, Macao and Taiwan.  For the purposes of the Agreement, when a reference is made to the term “country” and except as expressly stated otherwise, it shall be construed, with respect to the China Territory, as a China Region.”

“1.98. “China Territory” shall mean the People’s Republic of China, including, for the avoidance of doubt, each of the China Regions.”

“1.99.“Public Official or Entity” shall mean (a) an individual or entity operating in an official or public capacity on behalf of a Governmental Authority (including physicians, hospital administrators, and other healthcare professionals working for or on behalf of state-controlled healthcare organization), (b) any official or employee of a quasi-public or non-governmental international organization, (c) any employee or other person acting for or on behalf of any entity that is wholly or partially government owned or controlled by a Governmental Authority, (d) any person exercising legislative, administrative, judicial, executive, or regulatory functions for or pertaining to a Governmental Authority (including any independent regulator), (e) any political party official, officer, employee, or other person acting for or on behalf of a political party and (f) any candidate for public office.”

1.2	Article 1.33 is hereby deleted in its entirety and replaced as follows:

“Licensee Territory” shall mean Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland,

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Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom, Switzerland, Albania, Bosnia-Herzegovina, Croatia, Kosovo, Republic of Macedonia, Montenegro, Serbia, Tunisia, Algeria, Morocco, Western African Countries, Middle East Countries, South Africa, Sudan, Turkey, the China Territory and any other countries as may be added from time to time pursuant to Article 2.6 or by mutual agreement.”

1.3	Article 1.50 is hereby deleted in its entirety and replaced as follows:

“Major Markets” shall mean [***].”

1.4	Article 1.75 is hereby deleted in its entirety and replaced as follows:

“Product Trademarks” shall mean: (a) the product-specific Trademarks owned or Controlled by Licensor and designated by Licensor for use with the Product in the Licensee Territory, as reflected on EXHIBIT 5; and (b) any other product-specific Trademark(s) Controlled by Licensor in connection with the distribution, marketing, promotion and sale of the Product in the Licensee Territory, or accompanying logos, trade dress or indicia of origin.”

1.5	The following Licensed Patents are added to the end of Exhibit 1 (Licensed Patents):
1.6	The following Product Trademarks are added to the end of Exhibit 5 (Product Trademarks):
2.	Financials
2.1	The following Articles are hereby added to Article 6:

“6.9. Financial Conditions with Respect to the China Territory.

6.9.1License Fee. In partial consideration of (i) the extension of the Licensee Territory to include the China Territory and (ii) Licensor’s causing CANbridge to enter into the TSA, Licensee will pay Licensor the sum of $50,000,000 within [***] ([***]) Business Days of the Amendment 3 Effective Date.

6.9.2Milestone Payments.

(a)Development Milestone Payments. In further consideration for the exclusive rights and licenses granted by Licensor to Licensee hereunder for the China Territory, Licensee shall pay to Licensor the milestone payment set out below following the first achievement by Licensee, and/or any of its Affiliates or Sublicensees with respect to the China Territory, of the corresponding milestone event set out below with respect to the Product, in accordance with this Article 6.9.2 and the payment provisions in Article 7:

Milestone Event	Milestone Payment
[***]	[***]

(b)Sales Milestone Payments. In further consideration for the exclusive rights and licenses granted by Licensor to Licensee hereunder with respect to the China

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Territory, Licensee shall pay to Licensor the milestone payments set out below following the first time that the Annual Royalty Bearing Net Sales of the Product in the China Territory reach the following thresholds, in accordance with this Article 6.9.2 and the payment provisions in Article 7 (“China Territory Sales Milestones”):

Sales Milestone Events in China Territory	Milestone Payment

[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(c)Articles 6.2(d) and 6.3 shall apply mutatis mutandis to this Article 6.9.

(d)With respect to the China Territory Sales Milestones, each such China Territory Sales Milestone payment shall be payable only once, provided that if two (2) or more China Territory Sales Milestones are due and payable during the same Calendar Year, then Licensee may pay only the higher China Territory Sales Milestone payment due and payable during such Calendar Year and the payment of the lower China Territory Sales Milestone(s) would be deferred to the subsequent Calendar Year (any such deferred China Territory Sales Milestone payment amount, collectively, “Deferred China Territory Sales Milestone Amount”).  For the avoidance of doubt, if one (1) or more Sales Milestones are due and payable during the same Calendar Year with respect to Annual Royalty Bearing Net Sales in the Licensee Territory excluding the China Territory, and (1) or more China Territory Sales Milestones are due and payable during the same Calendar Year with respect to Annual Royalty Bearing Net Sales in the China Territory, then Licensee must pay the higher Sales Milestone in accordance with Article 6.2(c) for the Annual Royalty Bearing Net Sales in the Licensee Territory excluding the China Territory, on the one hand, and the higher China Territory Sales Milestone in accordance with this Article 6.9.2(d) with respect to Annual Royalty Bearing Net Sales in the China Territory, on the other hand, and may defer the Deferred Sales Milestones in the Licensee Territory excluding the China Territory and the Deferred China Territory Sales Milestones for the China Territory, respectively, to the subsequent Calendar Year in accordance with the terms of this Agreement.

6.9.3Royalties.

(a)During the Royalty Term, Licensee shall pay to Licensor, on a [***] basis, a royalty on the Annual Royalty Bearing Net Sales of the Product in the China Territory by Licensee, its Affiliates or Sublicensees (“China Territory Royalty Payments”).  The amount of China Territory Royalty Payments shall be paid [***], at the applicable rates set forth below, based on the Annual Royalty Bearing Net Sales of the Product in the China Territory. For clarity, and notwithstanding anything to the contrary under Article 6.4(a), the Royalty Payments defined in Article 6.4 shall exclude any and all China Territory Royalty Payments.  Furthermore, the royalty rates set forth in Article 6.4(a) shall only apply to those

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Annual Royalty Bearing Net Sales of the Product in the Licensee Territory excluding the China Territory by Licensee, its Affiliates or Sublicensees.

Annual Royalty Bearing Net Sales in a Given Calendar Year in the China Territory	Royalty Rate
With respect to the portion of Annual Royalty Bearing Net Sales lower than or equal to [***]	[***]%
With respect to the portion of Annual Royalty Bearing Net Sales higher than [***] but lower than or equal to [***]	[***]%
With respect to the portion of Annual Royalty Bearing Net Sales higher than [***]	[***]%

(b)Notwithstanding Article 6.9.3(a), [***].

(c)Articles 6.4(b) and 6.4(c) shall apply mutatis mutandis to this Article 6.9.

(d)The adjustments set forth in Articles 6.5 and 6.6 shall apply mutatis mutandis to this Article 6.9.3.

6.9.4.  Clarification.  The Parties hereby agree that, for the purposes of calculating the Annual Royalty Bearing Net Sales thresholds in Articles 6.2(b) and 6.4(a), the Licensee Territory shall exclude the China Territory.”

2.2	The last sentence of Article 7.4(a) is hereby deleted and replaced by the following sentences:

“Notwithstanding anything to the contrary in this Article 7.4(a), the Parties acknowledge and agree that Licensee will not, absent a change in Law or relevant circumstance between the date of this Agreement and the applicable date of payment, deduct or withhold from the amounts payable pursuant to Articles 6.1, 6.2, 6.4, 6.5 or 6.9 any amount in respect of any taxes provided that Licensor provides Licensee with applicable Tax Documentation establishing an exemption from withholding under Article 12 of the 1994 income tax treaty between the government of the United States and the French Republic (as amended by the 2006 protocol and the 2009 protocol).”

3.	Regulatory
3.1	The following sentence is hereby added at the end of Article 4.3(c):

“Notwithstanding the foregoing, with respect to any Shared Clinical Trial initiated after the Amendment 3 Effective Date by Licensee involving Clinical Study centres or sites located both in the China Territory and the Licensee Territory excluding the China Territory (“Additional Licensee Multi-Territory Clinical Study”), Licensee shall bear [***] percent ([***]%) of the costs of the applicable Shared Development Budget and Licensor shall bear [***] percent ([***]%) of the applicable Shared Development Budget.”

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3.2	Article 4.3(e) is hereby deleted in its entirety and replaced as follows:

“If upon completion of an Additional Clinical Study by Licensee, Licensor wishes to use any Data arising out of such Additional Clinical Study in a substantive manner by filing the same with a Regulatory Authority (either directly or by reference) in Licensor’s respective territory as the basis for obtaining new or expanded Marketing Approval for the Product for the same Indication that was the subject of such Additional Clinical Study, Licensor shall reimburse Licensee as follows:

i.

If such Additional Clinical Study was an Additional Licensee Multi-Territory Clinical Study, then [***] percent ([***]%) of [***] percent ([***]%) of the applicable Shared Development Budget determined pursuant to Article 4.3(c) (i.e., [***]% of the Shared Development Budget); and

ii.

If such Additional Clinical Study was conducted only in the China Territory or only in the Licensee Territory excluding the China Territory, then [***] percent ([***]%) of [***] percent ([***]%) of the applicable Shared Development Budget determined pursuant to Article 4.3(c) (i.e., [***]% of the Shared Development Budget).

If upon completion of an Additional Clinical Study by Licensor, Licensee wishes to use any Data arising out of such Additional Clinical Study in a substantive manner by filing the same with a Regulatory Authority (either directly or by reference) either in the China Territory or the Licensee Territory excluding the China Territory, in each case, as the basis for obtaining new or expanded Marketing Approval for the Product for the same Indication that was the subject of such Additional Clinical Study, Licensee shall reimburse Licensor [***] percent ([***]%) of [***] percent ([***]%) of the applicable Shared Development Budget determined pursuant to Article 4.3(c) (i.e., [***]% of the Shared Development Budget).  Notwithstanding the foregoing, if Licensee wishes to use such Data for both the China Territory and the Licensee Territory excluding the China Territory, then Licensee shall reimburse Licensor [***] percent ([***]%) of [***] percent ([***]%) of the applicable Shared Development Budget determined pursuant to Article 4.3(c) (i.e., [***]% of the Shared Development Budget).”

3.3	The following Article 4.10 is hereby added to Article 4:

“4.10.Regulatory Filings and Marketing Approvals in the China Territory.

(a)

Licensor shall transfer or cause CANbridge or its affiliates to transfer to Licensee or its Affiliates or their designees all Regulatory Filings, Marketing Approvals and Pricing and Reimbursement Approvals, if any, for the Product in the Field in the China Territory in accordance with the timeline specified in the TSA.

(b)

Mainland China.  Licensor shall use Commercially Reasonable Efforts to (i) take all reasonably necessary actions to remove CANbridge or its affiliates as the “local agent” in connection with any Marketing Approval and Pricing and Reimbursement Approval (if applicable) issued by the National Medical Products Administration (“NMPA”) of the mainland China for the Product, and cause CANbridge or its affiliates to comply with the foregoing, and appoint Licensee or its Affiliate as the “local agent” in connection with such Marketing Approval and Pricing and Reimbursement Approval (if applicable), and (ii) transfer such Marketing Approval and Pricing and Reimbursement Approval (if applicable) to

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Licensee or its designee.  Licensee shall use Commercially Reasonable Efforts to take all reasonably necessary actions to (x) appoint itself or its Affiliate as the “local agent” of Licensor in connection with such Marketing Approval and Pricing and Reimbursement Approval (if applicable) and (y) transfer such Marketing Approval and Pricing and Reimbursement Approval (if applicable) to itself, its Affiliates or a designee.

(c)

Taiwan.  Licensee shall assess and discuss in good faith with Licensor as to whether it is commercially reasonable to (i) terminate, cancel or otherwise deregister the Marketing Authorization granted to CANbridge or its Affiliate by the Taiwan Food and Drug Administration that references PUMA’s Marketing Authorization approved by the FDA for the Product and (ii) register a new Marketing Authorization in Taiwan that references Licensee’s Marketing Approval as approved by the EMA for the Product.  If Licensee, in its reasonable discretion, determines that the above (i) and (ii) are not commercially reasonable, then Licensee may maintain the Marketing Authorization granted by the Taiwan Food and Drug Administration that references PUMA’s Marketing Authorization approved by the FDA for the Product.

(d)

Hong Kong.  Licensee shall assess and discuss in good faith with Licensor as to whether it is commercially reasonable to (i) terminate, cancel or otherwise deregister the Marketing Authorization granted to CANbridge or its Affiliate by the Pharmacy and Poisons Board of Hong Kong that references PUMA’s Marketing Authorization approved by the FDA for the Product and (ii) register a new Marketing Authorization in Hong Kong that references Licensee’s Marketing Approval as approved by the EMA for the Product.  If Licensee, in its reasonable discretion, determines that the above (i) and (ii) are not commercially reasonable, then Licensee may maintain the Marketing Authorization granted by the Pharmacy and Poisons Board of Hong Kong that references PUMA’s Marketing Authorization approved by the FDA for the Product.

(e)

Before the applicable transfer, termination, cancelation, deregistration or registration of the applicable Marketing Approval and Pricing and Reimbursement Approvals, if any, in the applicable China Region of the China Territory, Licensor shall (i) not take or omit to take any material action or make any material communication with respect to any Regulatory Filings or such Marketing Approval and/or Pricing and Reimbursement Approvals, if any, for the Product in the relevant China Region of the China Territory without Licensee’s prior written consent unless it is required to do so under Law (in which case it shall use good faith efforts to consult with Licensee in advance of such action) and (ii) promptly transmit to Licensee any communication received from or draft of any planned communication or submission to the relevant Regulatory Authorities with respect to any such Marketing Approval and Pricing and Reimbursement Approvals, if any, and shall use good faith efforts to cause CANbridge or its affiliates to comply with the foregoing (i) and (ii).”

3.4

The Parties shall use good faith efforts to amend the Safety Data Exchange Agreement to include the China Territory no later than [***] ([***]) Business Days after the Amendment 3 Effective Date, unless otherwise agreed by the Parties.

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3.5	Governance. The Parties will form a specific working group dedicated to the China Territory, which will coordinate transition activities with respect to the China Territory.
(a)	Accordingly, the following paragraph (vi) is hereby added to Article 3.2(b):

“(vi)a Working Group dedicated to the China Territory to coordinate a smooth and efficient transition of the ongoing activities with respect to the Product in the China Territory pursuant to the TSA, and to coordinate and share information with respect to the Development and Commercialization of the Product in the China Territory, including communications with the Regulatory Authorities in the China Territory.”

(b)	The following Article 3.6 is hereby added to Article 3:

“In accordance with Section 3.2 of the TSA, Licensee shall provide Licensor with a meeting summary for each meeting held between Licensee and/or its Affiliates and CANbridge and/or its affiliates to discuss the status of the transition of the Product and related issues thereto, in accordance with the terms of the TSA, in the English language and in reasonable detail, at least [***].”

3.6	Commercialization. The following Article 5.2 is hereby added to Article 5:

“(a)  Licensee may appoint CANbridge or one of its affiliates as its distributor in Hong Kong, Taiwan and Macao, for the purposes of (i) importing, distributing and promoting the Product and (ii) seeking and maintaining the relevant Regulatory Filings necessary for the performance of its obligation pursuant to the Ancillary Agreements, in such China Regions, and for no other purpose, and in accordance with the terms of the Ancillary Agreements, it being specified that in such event, as between Licensor and Licensee (x) CANbridge and its affiliates shall not be deemed Sublicensees but distributors for the purposes of the Agreement, including for the computation of Net Sales, notwithstanding Section 1.85, and (y) Puma consents to CANbridge or its affiliates acting as Licensee’s distributor in Hong Kong, Taiwan and Macao pursuant to this Article 5.2(a) until [***], which term may be renewed for up to [***] with Licensor’s prior written consent, which consent shall not be unreasonably withheld or delayed as long as CANbridge complies with its obligations pursuant to the CANbridge Agreement. In no event shall CANbridge or its affiliates perform any Development activities without the prior written consent of Licensor.

(b) Notwithstanding the foregoing, [***].

(c) The foregoing Article 3.6(b) shall apply to any other Third Party in the event an agreement between Licensee and such Third Party contemplates similar rights and/or payment structure in Hong Kong, Taiwan and/or Macao as in the CANbridge Agreement.  In such event, Article 3.6(b) shall apply mutatis mutandis to such agreement with such Third Party.

(d)  Licensee may appoint SPH KDL HEALTH (SHANGAI) PHARMACEUTICAL Co, LTD (“SPH”) or one of its affiliates as its distributor in mainland China for the purposes of importing and distributing the Product in such China Region, and for no other purpose, it being specified that in such event, SPH and its affiliates shall not be deemed Sublicensees but distributors for the purposes of this Agreement, including for the computation of Net Sales.

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(e)  As of Amendment 3 Effective Date, other than the Ancillary Agreements, there are no other agreements, contracts, letters or understandings, whether written or oral, between CANbridge or its Affiliates and Licensee or its Affiliates.  Notwithstanding anything to the contrary under this Article 5.2, Licensee shall provide Licensor any material amendments to an Ancillary Agreements or any new material agreements between Licensee and CANbridge, or any of their Affiliates, that relate to the importing, distributing and promoting of the Product in Hong Kong, Taiwan and Macao, to the extent such agreement may materially affect CANbridge’s rights and obligations and/or the financial structure of the Ancillary Agreements.”

4.	supply and Manufacturing
4.1	The following Article 8.5 is hereby added to Article 8:

“8.5The Supply Agreement (and the related quality agreement) shall be amended to include the China Territory, provided that until the amendments to the applicable Regulatory Filings and/or Marketing Authorizations for the Product are approved by the applicable Governmental Authorities for a given China Region, Licensor shall supply the Finished Product to Licensee for such China Region at [***].  Licensee and Licensor shall use good faith efforts to promptly, and no later than [***] ([***]) Business Days after the Amendment 3 Effective Date, to formalize the amendment of the Supply Agreement, unless otherwise agreed by the Parties.

5.	Termination and effect of termination
5.1	The following is added to the end of Article 12.2:

“Notwithstanding anything to the contrary herein, including this Article 12.2, Licensor will have the right, but not the obligation, to terminate this Agreement solely with respect to  any China Region in accordance with Section 12.7 immediately upon written notice to Licensee for any material breach of Articles 14.3(f), 14.6 and 14.7 of this Agreement that results in a material violation of the Anti-Corruption Laws by Licensee, its Affiliates, Sublicensees or contractors in such China Region, provided that if the China Region is mainland China, Licensor shall be entitled to terminate the Agreement with respect to the entire China Territory, and provided further that if the material breach is due to a Sublicensee or distributor of Licensee, Licensor shall not be entitled to terminate this Agreement with respect to the relevant China Region if Licensee immediately terminates in whole the relevant Sublicense or distribution agreement.”

5.2	Article 12.7 is hereby deleted in its entirety and replaced as follows:

“Termination; Partial Termination. This Agreement may not be terminated by Licensee under Article 12.4 (Termination for Convenience), 12.5 (Termination for Safety Reasons) or by either Party for cause under Article 12.2 (Termination for Material Breach) or for bankruptcy under Article 12.3 (Termination for Bankruptcy) on a country-by-country or other partial basis. Notwithstanding the foregoing, this Agreement may be terminated by Licensee under Article 12.4 (Termination for Convenience), 12.5 (Termination for Safety Reasons) or by either Party for cause under Article 12.2 (Termination for Material Breach) or for bankruptcy under Article 12.3 (Termination for Bankruptcy) for (i) the Licensee Territory excluding the China Territory or (ii) the China Territory (either (i) or (ii), a “Partial Termination”).  Upon the effective date of any Partial Termination, the Licensee Territory shall no longer include the portion(s) of the Licensee Territory set forth in the relevant termination notice.”

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5.3	The last sentence of Article 13.1 is deleted in its entirety and replaced with the following:

“Any Partial Termination of this Agreement in accordance with Article 12.7 for any reason shall not release either Party from any liability which, at the time of such termination, has already accrued to the other Party or which is attributable to a period prior to such termination, nor will any such termination preclude either Party from pursuing all rights and remedies it may have under this Agreement, or at law or in equity, with respect to breach of this Agreement, provided that any milestone payment that is achieved under Article 6.2 or Article 6.9, as applicable, during the termination notice period shall be reduced by [***] ([***]%). For clarity, any Deferred Sales Milestone Amount and  China Territory Deferred Sales Milestone Amount shall not be subject to the foregoing reduction.”

5.4	The last paragraph of Article 13.2(a) is deleted in its entirety and replaced with the following:

“[***].”

5.5	Article 13.2(b) is deleted in its entirety and replaced with the following:

“Each Party shall pay to the other Party all amounts due to the other Party with respect to the Shared Development Budget, Post-Approval Marketing Study Costs and any Deferred Sales Milestone Amount or Deferred China Territory Sales Milestone Amount, as applicable, accrued and unpaid as of the effective date of termination or expiration, within [***] ([***]) days following the effective date of termination or expiration.  For clarity, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(b) shall apply solely to costs incurred with respect to the terminated portion of the Licensee Territory.”

5.6	The following paragraphs are added to the end of Articles 13.2(c), (d), (e), (g) and (h), respectively:

“For clarity, notwithstanding anything to the contrary in this Article 13.2, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(c) shall apply solely to the terminated portion of the Licensee Territory.”

“For clarity, notwithstanding anything to the contrary in this Article 13.2, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(d) shall apply solely to the terminated portion of the Licensee Territory.”

“For clarity, notwithstanding anything to the contrary in this Article 13.2, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(e) shall apply solely to the terminated portion of the Licensee Territory.”

“For clarity, notwithstanding anything to the contrary in this Article 13.2, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(g) shall apply solely to the terminated portion of the Licensee Territory.”

“For clarity, notwithstanding anything to the contrary in this Article 13.2, in case of a Partial Termination of this Agreement in accordance with Article 12.7, then this Article 13.2(h) shall apply solely to the terminated portion of the Licensee Territory.”

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5.7	Article 13.2(f) is deleted in its entirety and replaced with the following:

“Return of Confidential Information. Within thirty (30) days after the end of the Wind-down Period upon request by Licensor, Licensee shall either return to Licensor or destroy all tangible items comprising, bearing or containing Confidential Information of Licensor, that is in Licensee’s possession, subject to Licensee’s right to keep one copy for archiving purposes, provided, that, in case of a Partial Termination of this Agreement in accordance with Article 12.7, Licensee shall either return to Licensor or destroy any Confidential Information that solely relates to the terminated portion of the Licensee Territory at Licensor’s sole option.”

5.8	Article 13.3 is deleted in its entirety and replaced with the following:

“Upon the expiration or termination of this Agreement in its entirety, all rights and obligations of the Parties under this Agreement shall terminate, or upon Partial Termination of this Agreement, all rights and obligations of the Parties solely with respect to the terminated portion of the Licensee Territory shall terminate, and in each case, except those which are expressly or by their nature set to survive such expiration or termination as well as those described in the following: Articles: 1, 2.2, 2.3(a), 2.4, 2.8, 7, 9, 10.1, 12.7, 13, 15 (solely to the extent Third Party Claims were incurred during the term of this Agreement), 17.2 through 17.8 (inclusive), 17.10 through 17.13 (inclusive).”

6.	representations, warranties and covenants of licensee
6.1	Article 14.1(c) shall not apply to the China Territory, for which the provisions below that are more specific shall apply
6.2	The following is added as Article 14.3(f):

“To each Party’s knowledge, no officer, director, or employee of such Party or its Affiliates (an “Interested Person”), is a Public Official or Entity or Governmental Authority in the China Territory.”

6.3	The following is added as a new Article 14.6:

“14.6.Licensee with respect to itself and its Affiliates that have been or will be involved in the Development, Regulatory Filing activities and/or Commercialization of the Product in the China Territory represents, warrants to Licensor that, as of the Amendment 3 Effective Date, and Licensor represents, warrants to Licensee that, as of the Amendment 3 Effective Date, to the knowledge of such Party’s compliance department:

(a)	neither they or their directors, officers, employees, or any Person authorized to act on its behalf have violated any Anti-Corruption Law in the China Territory;

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(b)

neither they nor any Person acting on its behalf, has offered, given, authorized, or promised anything of value (as defined by applicable Anti-Corruption Laws), either directly or indirectly, to any Person, including to any Public Official or Entity, for the purpose of (i) improperly influencing any official act or decision; (ii) inducing performance or non-performance of any act in violation of a lawful duty; or (iii) securing an improper benefit or business advantage, in each case ((i) – (iii)) in any manner that violates the applicable Anti-Corruption Laws in the China Territory;

(c)	they have not received any written notice, request, or citation from any Governmental Authority with respect to any alleged or suspected violation of Anti-Corruption Laws in the China Territory;
(d)	they are not under investigation or being prosecuted by a Governmental Authority with respect to any alleged or suspected violation of Anti-Corruption Laws in the China Territory;
6.4	The following is added as a new Article 14.7:

“14.7Covenants of Licensee.  Licensee hereby covenants to Licensor that it shall, and shall cause its Affiliates, Sublicensee and contractors involved in the Development, Regulatory Filing activities and/or Commercialization of the Product in the China Territory to

(a)	comply in all material respects with all applicable Laws with respect to the performance of its and their activities pursuant to this Agreement in the China Territory;
(b)	comply with the Anti-Corruption Laws (as modified or amended) in the China Territory;
(c)

not, directly or indirectly, offer or pay, or authorize such offer or payment of, any money, or transfer anything of value (as defined by applicable Anti-Corruption Laws), for purposes of improperly seeking to influence any Public Official or Entity or Governmental Authority in any manner that violates applicable Anti-Corruption Laws in connection with this Agreement in the China Territory;

(d)

reasonably cooperate with Licensor and its Affiliates in ensuring compliance with (i) the Anti-Corruption Laws, (ii) any restrictions concerning the export of products or technical information which may be imposed upon or related to the Parties from time to time (“Export Control Laws”) and (iii) all other applicable Laws, in each case, in the China Territory;

(e)

provide Licensor with any information reasonably requested by Licensor in connection with its efforts to ensure compliance with applicable Laws in connection with the performance of this Agreement with respect to the China Territory;

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(f)

promptly notify Licensor if Licensee becomes aware of any material information that would reasonably suggest that there may be a violation of the Anti- Corruption Laws, Export Control Laws or any other applicable Law in connection with the performance of this Agreement or the sale of the Product in the China Territory; and

(g)

promptly following discovery, notify Licensor if (i) any Interested Person becomes a Public Official or Entity or Governmental Authority or (ii) any Public Official or Entity or Governmental Authority acquires a legal or beneficial interest in Licensee or any of its Affiliates or Sublicensees or contractors in the China Territory.”

6.5	The following is hereby added as a new Article 14.8:

“14.8No Diversion.  Each Party hereby covenants and agrees that it and its Affiliates shall not, and it shall contractually obligate (and use Commercially Reasonable Efforts to enforce such contractual obligation) its licensees, sublicensees and contractors not to, directly or indirectly, actively promote, market, distribute, import, sell or have sold any Product, including via the Internet or mail order, to any Third Party or to any address or Internet Protocol address or the like (a) in the case of Licensee, from the China Territory to Licensor’s territory (worldwide excluding the Licensee Territory) and (b) in the case of Licensor, from Licensor’s territory to the China Territory.  Neither Party shall engage, nor permit its Affiliates, sublicensees or contractors to engage, in any advertising or promotional activities relating to any Product for use directed primarily to customers or other buyers or users of such product located in any country, region or jurisdiction in the such other Party’s territory as stated in clause (a) and (b), respectively, or solicit orders from any prospective purchaser located in any country, region or jurisdiction in the other Party’s territory, as stated in clause (a) and (b).”

7.	Miscellaneous.
7.1

Choice of Law; Dispute Resolution.  All disputes between Licensor and Licensee arising from the rights and obligations of the Parties under this Amendment or the Agreement (whether based on contract, tort, or any other theory) shall be resolved pursuant to Article 16 and Article 17.2 of the Agreement.

7.2

Third Party Beneficiary Rights under the Termination Agreement.  As between Licensor and Licensee, Licensor waives the right to make any claims against CANbridge in accordance with Article 5 of the Termination Agreement and Licensee shall have the sole right and benefit to make any claims against CANbridge under Article 5 of the Termination Agreement. Licensee shall not recover more than once for the same damages, losses and/or liabilities, including any Losses, as defined under the CANbridge License Agreement as a third party beneficiary of the Termination Agreement in accordance with Section 10.10 therein, but shall be entitled to recover the full amount of such damages, losses and/or liabilities, including any Losses, to the extent permitted by the Termination Agreement.

7.3

Entire Agreement.  This Amendment, together with the Agreement, constitutes the sole and entire agreement of the Parties with respect to the subject matter hereof, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

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7.4

Representations and Warranties.  With the exception of those set forth in Schedule 7.4 herein, each Party hereby represents and warrants to the other Party that: (a) it has the full right, power and authority to enter into this Amendment and to perform its obligations hereunder and under the Agreement as amended by this Amendment; (b) the execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party; and (c) this Amendment has been executed and delivered by such Party and (assuming due authorization, execution and delivery by the other Party hereto) constitutes the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.  Licensor further represents and warrants to Licensee that (i) the CANbridge Agreements have been terminated as of the Amendment 3 Effective Date, (ii) neither CANbridge nor any of its affiliates and their respective, officers, directors, successors, assigns, employees, attorneys, advisors and agents have any claims against the Licensor based upon, arising out of, related to, or in connection with any act or omission of a Party under the CANbridge Agreements prior to the Amendment 3 Effective Date.  The Licensor hereby irrevocably undertakes to indemnify and hold harmless the Licensee, its affiliates and their respective, officers, directors, successors, assigns, employees, attorneys, advisors and agents from and against any and all claims, liabilities, obligations, damages, penalties, fines, judgments, proceedings, costs, expenses and losses (including amounts paid in settlement, costs of investigation and reasonable attorney’s fees and expenses) resulting from or relating to any claim, known or unknown, asserted or unasserted having its source or origin in the CANbridge Agreements prior to the Amendment 3 Effective Date.

7.5	Limited Effect. Except as modified by this Amendment, all other terms and conditions of the Agreement remain in full force and effect.
7.6

Counterparts.  This Amendment may be executed in counterparts via the exchange of documents and signatures between Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, and McDermott Will & Emery LLP, 200 Clarendon Street, Floor 58, Boston, MA 02116-5021, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment electronically shall be as effective as delivery of an original signed counterpart of this Amendment.

[Signature page follows]

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In Witness Whereof, the Parties have duly executed and delivered this Amendment as of the Amendment 3 Effective Date.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach

Name: Alan H. Auerbach
Title: Chief Executive Officer

PIERRE FABRE MEDICAMENT SAS

By:	/s/ Jean-Luc Lowinski

Name: Jean-Luc Lowinski
Title: President

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